                                                                         EXHIBIT

                                        AGREEMENT

      The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.


Dated: February 13, 2001

                                           PETROLEUM GEO-SERVICES ASA

                                           By: /s/ William E. Harlan
                                               ---------------------------------
                                               William E. Harlan
                                               Vice President, Chief Accounting
                                               Officer and Controller


                                           SEISMIC ENERGY HOLDINGS, INC.

                                           By: /s/ William E. Harlan
                                               ---------------------------------
                                               William E. Harlan
                                               Vice President